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                                                                  EXHIBIT 11


                  LILLIAN VERNON CORPORATION AND SUBSIDIARIES
       Computation of Loss Per Share Assuming Primary and Full Dilution
                   (In Thousands, Except Per Share Amounts)


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                                                             Second Quarter Ended          Six Months Ended
                                                          -------------------------   -------------------------
                                                           August 24,    August 26,     August 24,   August 26,
                                                              1996          1995           1996         1995
                                                          ----------     ---------      ---------    ---------

     Net loss                                              ($2,096)        ($498)        ($5,726)     ($3,324)
                                                            ------         -----         -------      -------

     Primary Shares:

            Average number of shares outstanding             9,727         9,727           9,672        9,707
            Assumed exercise of stock options                    2           307              12          333
                                                            ------         -----         -------      -------

                                                             9,729        10,034           9,684       10,040
                                                            ------         -----         -------      -------



     Loss Per Share Assuming Primary Dilution                ($.22)        ($.05)          ($.59)       ($.33)
                                                            ------         -----         -------      -------




     Fully Diluted Shares:

            Average number of shares outstanding             9,727         9,727           9,672        9,707
            Assumed exercise of stock options                    2           307              12          333
                                                            ------         -----         -------      -------

                                                             9,729        10,034           9,684       10,040
                                                            ------         -----         -------      -------

     Loss  Per Share Assuming Full Dilution                  ($.22)        ($.05)          ($.59)       ($.33)
                                                            ------         -----         -------      -------



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